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                                                                   EXHIBIT 10.53


                                   AMENDMENT
                                       TO
                      AFFILIATION AGREEMENT BY AND BETWEEN
                  INTERNATIONAL FAMILY ENTERTAINMENT, INC. AND
                            SATELLITE SERVICES, INC.


          This Amendment is made as of the 1st day of January, 1994, to the Affiliation Agreement, dated as of December 28, 1989, as amended from time-to-time prior to the date hereof (collectively, the "Agreement"), by and between International Family Entertainment, Inc. d/b/a The Family Channel ("Network"), and Satellite Services, Inc. ("Affiliate"). All defined terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

          1. Notwithstanding anything in the Agreement to the contrary, the monthly per subscriber Service Fees (excluding any adjustments thereto for discounts, if any, including, without limitation, marketing support and/or channel placement) for calendar year 1994 shall be:

               (i) In consideration of the Service Fees to be paid by Affiliate pursuant to Section 1(ii) below, the monthly per subscriber Service Fees for January 1, 1994 through and including March 29, 1994 (prorated for the month of March) shall be the same as the monthly per subscriber Service Fees for the last quarter of calendar year 1993.

               (ii) The monthly per subscriber Service Fees for March 30, 1994 (prorated for the month of March) through and including December 31, 1994 shall be the monthly per subscriber Service Fees payable pursuant to
     Section 7(a) of the Agreement, plus "Z." For purposes of this Amendment, "Z" shall be calculated as follows:

                    (A) First, add the number of Affiliate Subscribers, calculated in accordance with Section 7(d) of the Agreement, for the months of January, February and March, 1994. The resulting amount shall be referred to herein as "X."

                    (B) Second, subtract the monthly per subscriber Service Fees for the last quarter of calendar year 1993 from the monthly per subscriber Service Fees payable pursuant to Section 7(a) of the Agreement for the first quarter of calendar year 1994, without giving effect to this Amendment. Multiply the result of such subtraction by
          1.08 and then divide the result of such multiplication by nine. The resulting amount shall be referred to herein as "Y."
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                    (C) Third, multiply "X" by "Y," and then divide the result of such multiplication by the number of Affiliate Subscribers, calculated in accordance with Section 7(d) of the Agreement, for the pertinent month. The resulting amount shall equal "Z."

          2. Notwithstanding anything in Section 7(g) of the Agreement to the contrary, if the monthly per subscriber Service Fees payable pursuant to this Amendment for the months of April through December, 1994, would cause Network to violate Section 7(g) of the Agreement, Affiliate shall waive its rights under
Section 7(g) of the Agreement solely and exclusively for those months in calendar year 1994 in which such violation would otherwise occur. Affiliate does not waive the rights conferred under Section 7(g) of the Agreement with respect to any violation by Network of said Section 7(g) which does not result from the calculation of the monthly per subscriber Service Fees for April through December, 1994, as set forth in this Amendment.

          3. From and after January 1, 1995, this Amendment shall be superseded, and the Agreement shall otherwise remain in full force and effect.

          The Agreement, as modified and amended by this Amendment, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives as of the date first above written.

AFFILIATE:                               NETWORK:


By: /s/ Jedd S. Palmer                    By: /s/ Craig R. Sherwood
    ------------------------                 -------------------------------
     Jedd S. Palmer
     Vice President, Programming         Its: Craig R. Sherwood
                                             -------------------------------

                                         Title: Senior Vice President,
                                                ----------------------------
                                                Affiliate Relations

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